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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



April 5, 2001

U.S. Plastic Lumber Corp.
Boca Raton, FL


As Independent Certified Public Accountants we hereby consent to the incorporation by reference in each Prospectus constituting a part of the Registration Statements on Forms S-3 (File No. 333-32148, 333-86533, 333-76845), Form S-4 (File No. 333-84047), and Form S-8 (File No. 333-76277) of our report dated March 28, 2000 in this Form 10 K/A.


/s/ Arthur Andersen LLP
--------------------
Arthur Andersen LLP



West Palm Beach, FL
April 5, 2001